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                                                                   EXHIBIT 23.02

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 3, 1999 included in iMALL, Inc.'s Form 10-KSB for the year ended December 31, 1998 and our report dated May 6, 1999 included in iMALL, Inc.'s Form 8-K filed on May 14, 1999 relating to the acquisition of Pure Payments, Inc. and to all references to our Firm included in this registration statement.

                                              /s/ ARTHUR ANDERSEN LLP

Los Angeles, California
September 27, 1999